2005 CEDAR SHOPPING CENTERS, INC.
DEFERRED COMPENSATION PLAN

PREAMBLE

           The purpose of this 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan (hereinafter referred to as the “Plan”) is to enable select employees and directors of Cedar Shopping Centers, Inc. (hereinafter referred to as the “Company”) to defer compensation in accordance with the terms and conditions set forth herein. This Plan shall be effective as of the Effective Date.

ARTICLE I

DEFINITION OF TERMS AND CONSTRUCTION

          1.1       Definitions. Unless a different meaning is plainly implied by the context, the following terms as used in this Plan shall have the following meanings:

                 (a)      "Administrator" shall mean the Board of Directors, or such other committee or employee of the Company which has been given the authority by the Board of Directors to administer the Plan.

                (b)      "Accounts" shall mean a Participant's Cash Deferral Accounts and Share Deferral Accounts.

                (c)      "Beneficiary" shall mean such person, persons or entity designated by the Participant, or as provided pursuant to Article VI hereof, to receive Plan benefits payable after the death of the Participant.

                (d)      "Board of Directors" shall mean the Board of Directors of the Company.

                (e)      "Brokerage Account Investment Option" shall mean the brokerage account investment option described in Sections 3.4(b) and 4.1(c)(ii) hereof.

                (f)      "Cash Bonus" shall mean the cash amount payable to a Participant by the Company for a Plan Year that is designated by the Company as an annual bonus for such Plan Year, whether or not actually paid during such Plan Year, determined before giving effect to any Cash Bonus Deferral made hereunder.

                (g)      "Cash Bonus Deferral" shall mean the deferral of all or a portion of a Participant's Cash Bonus in the manner described in Section 3.1(b) hereof.

                 (h)      "Cash Deferral Account" shall mean the account established and maintained by the Administrator to reflect (i) the Compensation Deferrals and Cash Bonus Deferrals made by the Participant pursuant to Sections 3.1(a) and (b) hereof, and (ii) the Dividend deferrals made by the Participant pursuant to Section 4.2 hereof.

                (i)      "Cause" with respect to a Participant means (i) if the Participant has an employment agreement in effect with the Company which contains a definition of "cause", "termination for cause" or any other similar phrase, then the definition of the term "Cause" for purposes of the Plan shall be as defined in such employment agreement, or (ii) if the Participant does not have an employment agreement in effect with the Company which contains a definition of "cause", then "Cause" for purposes of the Plan shall mean (A) any willful misconduct of the Participant in connection with the performance of any of his duties as an employee of the Company or an affiliate, including without limitation misappropriation of funds or property of the Company or an affiliate or securing or attempting to secure personally (whether directly or indirectly) any profit in connection with any transaction entered into on behalf of the Company or an affiliate; (B) willful failure, neglect or refusal to perform the Participant's duties which is not cured within ten (10) days after written notice thereof; and/or (C) conviction (or nolo contendere plea) in connection with a felony.

                (j)      "Change in Control" shall mean the occurrence at any time while the Plan is in effect of:

                      (A)      An acquisition (other than directly from the Company) of any voting securities of the Company (the "Voting Securities") by any "Person" (as the term person is used for purposes of Section 13(d) or 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) immediately after which such Person has "Beneficial Ownership" (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of more than fifty percent (50%) of the combined voting power of the Company's then outstanding Voting Securities; provided, however, in determining whether a Change in Control has occurred, Voting Securities which are acquired in a "Non-Control Acquisition" (as hereinafter defined) shall not constitute an acquisition which would cause a Change in Control. A "Non-Control Acquisition" shall mean an acquisition by an employee benefit plan (or a trust forming a part thereof) maintained by the Company or any corporation or other Person of which a majority of its voting power or its voting equity securities or equity interest is owned, directly or indirectly, by the Company (for purposes of this definition, a "Subsidiary"), the Company or its Subsidiaries, or any Person in connection with a "Non-Control Transaction" (as hereinafter defined); or

                      (B)      The individuals who, as of the adoption of the Plan by the Board of Directors, are members of the Board of Directors (the "Incumbent Board"), cease for any reason to constitute a majority of the members of the Board of Directors; provided, however, that if the election, or nomination for election by the Company's common shareholders, of any new director was approved by a vote of at least two-thirds of the Incumbent Board, such new director shall, for purposes of this Plan, be considered as a member of the Incumbent Board; provided further, however, that no individual shall be considered a member of the Incumbent Board if such individual initially assumed office as a result of either an actual or threatened "Election Contest" (as described in Rule 14a-11 promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board of Directors (a "Proxy Contest") including by reason of any agreement intended to avoid or settle any Election Contest or Proxy Contest; or

                      (C)      The consummation of:

                           (1)      A merger, consolidation or reorganization involving the Company, unless such merger, consolidation or reorganization is a "Non-Control Transaction." A "Non-Control Transaction" shall mean a merger, consolidation or reorganization of the Company where:

                                 (a)      the shareholders of the Company, immediately before such merger, consolidation or reorganization, own, directly or indirectly immediately following such merger, consolidation or reorganization, at least fifty percent (50%) of the combined voting power of the outstanding voting securities of the corporation resulting from such merger or consolidation or reorganization (the "Surviving Corporation") in substantially the same proportion as their ownership of the Voting Securities immediately before such merger, consolidation or reorganization,

                                 (b)      the individuals who were members of the Incumbent Board immediately prior to the execution of the agreement providing for such merger, consolidation or reorganization constitute at least two-thirds of the members of the board of directors of the Surviving Corporation, or a corporation beneficially directly or indirectly owning a majority of the Voting Securities of the Surviving Corporation, and

                                 (c)      no Person other than (i) the Company, (ii) any Subsidiary, (iii) any employee benefit plan (or any trust forming a part thereof) maintained by the Company, the Surviving Corporation, or any Subsidiary, or (iv) any Person who, immediately prior to such merger, consolidation or reorganization had Beneficial Ownership of fifty percent (50%) or more of the then outstanding Voting Securities has Beneficial Ownership of fifty percent (50%) or more of the combined voting power of the Surviving Corporation's then outstanding voting securities.

                      (2)      A complete liquidation or dissolution of the Company; or

                       (3)      The sale or other disposition in one transaction or a series of transactions of all or substantially all of the assets of the Company to any Person (other than a transfer to a Subsidiary).

Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired Beneficial Ownership of more than the permitted amount of the then outstanding Voting Securities as a result of the acquisition of Voting Securities by the Company which, by reducing the number of Voting Securities outstanding, increases the proportional number of shares Beneficially Owned by the Subject Persons. If a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Voting Securities by the Company, the Board of Directors shall take action to either (i) affirm the permitted amount of then outstanding Voting Securities or (ii) adjust such number, before a Change in Control shall occur.

                (k)      "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time, or any successor statute.

                (l)      "Company" shall mean Cedar Shopping Centers, Inc., and any successor thereto which adopts this Plan.

                (m)      "Compensation" shall mean, for any Participant, the cash compensation (excluding Cash Bonuses) paid or accrued by the Company for such Participant during a Plan Year for services rendered during such Plan Year, but determined before giving effect to any Compensation Deferral made hereunder.

                (n)      "Compensation Deferral" shall mean the deferral of a portion of a Participant's Compensation in the manner described in Section 3.1(a) hereof.

                (o)      "Deferred Cash Distribution Commencement Date" shall have the meaning as set forth in Section 5.2 hereof.

                (p)      "Deferred Share Distribution Commencement Date" shall have the meaning as set forth in Section 5.3 hereof.

                (q)      "Determination Date" means the last day of each calendar year in which this Plan is in effect.

                (r)      "Disability" shall have the same meaning as set forth in Section 22(e)(3) of the Code.

                (s)      "Dividends" means the dividends paid by the Company on Stock held in the Trust.

                (t)      "Dividend Deferral Election" means an election by a Participant to defer the distribution under the Plan of the Dividends paid with respect to Shares equal in number to the Share units credited to the Participant's Share Deferral Account.

                (u)      "Effective Date" of the Plan shall be December 19, 2005.

                (v)      "Eligible Person" shall mean any employee or director of the Company who has been selected by the Administrator, in its sole discretion, to be eligible to participate in the Plan.

                (w)      "Fair Market Value" on a specified date means the closing price at which a Share is traded on the stock exchange, if any, on which Shares are primarily traded or, if the Shares are not then traded on a stock exchange, the closing price of a Share as reported on the NASDAQ National Market System or, if the Shares are not then traded on the NASDAQ National Market System, the average of the closing bid and asked prices at which a Share is traded on the over-the-counter market, but if no Shares were traded on such date, then on the last previous date on which a Share was so traded, or, if none of the above are applicable, the value of a Share as established by the Board of Directors for such date using any reasonable method of valuation.

                (x)      "Financial Hardship" shall have the meaning as set forth in Section 5.4 of the Plan.

                (y)      "Good Reason" with respect to a Participant shall mean (i) if the Participant has an employment agreement in effect with the Company which contains a definition of "good reason", "termination for good reason" or any other similar phrase, then the definition of the term "Good Reason" for purposes of the Plan shall be as defined in such employment agreement, or (ii) if the Participant does not have an employment agreement in effect with the Company which contains a definition of "good reason", then "Good Reason" for purposes of the Plan shall mean (A) a material reduction in the Participant's duties or responsibilities; (B) a reduction in the Participant's salary; (C) a relocation of the Participant's office outside a fifty (50) mile radius of his present location (unless the new location is closer to the Participant's principal place of residence than the old location); or (D) a material breach by the Company of the terms of an employment agreement (if any) in effect with the Participant.

                (z)      "Investment Options" shall mean the Notional Investment Options and the Brokerage Account Investment Option described in Sections 3.4 and 4.1(c) hereof.

                (aa)      "Money Market Investment Option" shall mean the Notional Investment Option described in Section 3.4(a) hereof.

                (bb)      "Notional Investment Options" shall mean the notional investment options described in Sections 3.4(a) and 4.1(c)(i) hereof.

                (cc)      "Original Cash Distribution Date" shall have the meaning as set forth in Section 5.2 hereof.

                (dd)      "Original Share Distribution Date" with respect to any Share Deferral Account means the first business day of the January next following the third anniversary of the date on which units of Shares were first credited to the Participant's Share Deferral Account, or such earlier date as set forth on Schedule A hereto.

                (ee)      "Participant" shall mean any Eligible Person who is included in the Plan as provided in Article II hereof.

                (ff)      "Plan" shall mean this 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan, as set forth herein or as hereafter amended from time to time.

                (gg)      "Plan Year" shall mean the calendar year, except that for the year in which this Plan is initially adopted, it shall mean the period beginning on the Effective Date and ending on December 31st of the same calendar year.

                (hh)      "Retirement" with respect to a Participant, shall mean such Participant's retirement from service as an employee of the Company at any time after attaining age 60.

                (ii)      "Senior Executive Deferred Compensation Plan" shall mean the Cedar Shopping Centers, Inc. Senior Executive Deferred Compensation Plan (effective as of October 29, 2003), as amended from time to time.

                (jj)      "Shares" or "Stock" means shares of the common stock of the Company, including, as applicable, any restricted shares of common stock of the Company awarded to a Participant pursuant to a Share Deferral Award.

                (kk)      "Share Deferral Accounts" shall mean the accounts established and maintained by the Administrator for a Participant pursuant to Section 4.1 hereof.

                (ll)      "Share Deferral Award" shall mean an award of Shares made to a Participant pursuant to the Stock Incentive Plan which the Board of Directors (or compensation committee of the Board of Directors) has designated as being covered under and subject to the terms of the Plan (including any award of Shares made to a Participant pursuant to the Stock Incentive Plan that was originally deferred under the Senior Executive Deferred Compensation Plan, but which the Board of Directors (or compensation committee of the Board of Directors) has designated as being covered under and subject to the terms of the Plan as of the Effective Date).

                (mm)      "Share Distribution Date" shall mean the Original Share Distribution Date or the Deferred Share Distribution Commencement Date (as applicable).

                (nn)      "Specified Employee" on a given date shall mean any Participant who would be considered to be a "specified employee" as of such date for purposes of Section 409A of the Code.

                (oo)      "Stock Incentive Plan" shall mean the Cedar Shopping Centers, Inc. 2004 Stock Incentive Plan, as amended from time to time.

                (pp)      "Transaction" shall mean any type of corporate transaction (whether or not such transaction constitutes a Change in Control) involving the Company the result of which is that the Stock of the Company, including the Shares in the Trust, is converted into cash, securities or other property.

                (qq)      "Trust" shall mean the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan Trust created by the Company pursuant to Section 3.5 hereof, to assist the Company in meeting its obligations under this Plan, substantially in the form of Exhibit A attached hereto.

                (rr)      "Trustee" shall mean the trustee of the Trust.

                (ss)      "Vesting Date" with respect to a Participant's Share Deferral Account, shall mean the date upon which a Participant shall be considered to have a 100% vested and nonforfeitable interest in such Share Deferral Account. Except as otherwise provided under Section 4.3(b) hereof, such date shall be determined in accordance with the Stock Incentive Plan at the time of the grant of the underlying Share Deferral Award with respect to such Share Deferral Account, and shall be set forth in the award agreement evidencing the grant of such Share Deferral Award.

           1.2      Plurals and Gender. Where appearing in the Plan, the masculine gender shall include the feminine and neuter genders, and the singular shall include the plural, and vice versa, unless the context clearly indicates a different meaning.

           1.3     Headings. The headings and sub-headings in this Plan are inserted for the convenience of reference only and are to be ignored in any construction of the provisions hereof.

           1.4      Severability. In case any provision of this Plan shall be held illegal or invalid, such illegality or invalidity shall not affect the remaining provisions of this Plan, but shall be fully severable, and the Plan shall be construed and enforced as if said illegal or invalid provisions had never been inserted herein.

           1.5      Website Elections and Forms. Wherever the Plan requires a Participant to make a written election or to submit a written form to the Company, the Participant may satisfy such requirement by making such election, or submitting such form, via a Plan-specific website approved in form and manner by the Administrator.

ARTICLE II

PARTICIPATION

           2.1      Commencement of Participation. At the sole discretion of the Administrator, each Eligible Person may become a Participant on the date so specified by the Administrator.

           2.2      Termination of Participation. After commencement of his participation, an Eligible Person shall remain a Participant until the earliest of the following dates:

                (a)      His date of death;

                (b)      The date on which he has received all Plan benefits to which he is entitled to hereunder.

           2.3      Determination of Eligibility. The Administrator shall determine the eligibility of Eligible Persons in its sole discretion and in accordance with the provisions of this Article II. The Company shall timely furnish the Administrator with a list of all employees and directors of the Company, indicating the date of their employment or reemployment with the Company. In the case of any non-employee director who is an Eligible Person, references in the Plan to employment by the Company shall be deemed to refer to such director’s service as a director of the Company.

ARTICLE III

CASH DEFERRALS

           3.1      Cash Deferrals.

                (a)      Compensation Deferrals. For each Plan Year, each Participant may elect to defer a portion of his Compensation for such Plan Year, and have such deferred amounts allocated into his Cash Deferral Account in the manner set forth below. Any such election must specify the percentage (up to 100%) of his Compensation the Participant wishes to defer for such Plan Year, and must be made in writing (on a form, and in the manner, prescribed by the Administrator) no later than the end of the Plan Year preceding the beginning of the Plan Year with respect to which such Compensation Deferrals are made; provided, however, that in the case of an individual who first becomes an employee or director of the Company during a Plan Year, an election to defer his Compensation for services to be performed during such Plan Year (and after the date he makes such an election) may be made within thirty (30) days of his becoming a Participant.

                (b)      Cash Bonus Deferrals. On or before June 30th of any Plan Year, each Participant may elect to defer all or a part of the Cash Bonus, if any, that is earned by, and otherwise may be payable to, such Participant for such Plan Year, it being understood that in certain cases such Cash Bonus will not otherwise be payable to the Participant until after the close of the Plan Year with respect to which it is earned; provided, however, that in the case of an individual who first becomes an employee or director of the Company after June 30th of a Plan Year, an election to defer his Cash Bonus for such Plan Year may be made within thirty (30) days of his becoming a Participant, but only with respect the portion of such Cash Bonus that is no greater than the total amount of the Cash Bonus multiplied by the ratio of the number of days remaining in the performance period after the election is made over the total number of days in the performance period. Any such election must be made in writing (on a form, and in the manner, prescribed by the Administrator).

                (c)      Allocations. For each Plan Year, the Company shall allocate to the Cash Deferral Account of each Participant an amount equal to the Compensation Deferrals and the Cash Bonus Deferrals described in Sections 3.1(a) and (b) hereof, respectively, made by the Participant with respect to such Plan Year. Such allocations shall be made pursuant to the procedures set forth under Section 3.2 hereof.

           3.2      Allocation to, and Valuation of, Cash Deferral Accounts.

                (a)      The Administrator shall establish a separate bookkeeping Cash Deferral Account for each Participant to which will be credited an amount equal to the Participant's Compensation Deferrals, Cash Bonus Deferrals and Dividend deferrals. All such amounts shall be credited to the Participant's Cash Deferral Account no later than the last day of the calendar month during which the Compensation, Cash Bonus and/or Dividend would otherwise have been paid to the Participant but for the deferral. The Cash Deferral Accounts shall be debited on a pro-rata basis to reflect any distributions made pursuant to the Plan.

                (b)      If a Participant elects to have his or her Cash Deferral Account invested in one or more Notional Investment Options pursuant to Section 3.4(a) hereof, the Participant's Cash Deferral Account shall continuously be credited with gains and earnings (including dividends) or debited for losses and expenses as if it were actually invested in the Notional Investment Option(s) selected by the Participant.

                (c)      If a Participant elects to have his or her Cash Deferral Account invested in the Brokerage Account Investment Option pursuant to Section 3.4(b) hereof, the Participant's Cash Deferral Account shall at all times be equal to the value of the cash and/or securities held in the brokerage account.

           3.3      100% Vesting in Cash Deferral Accounts. A Participant shall at all times have a 100% vested and nonforfeitable interest in his Cash Deferral Account.

           3.4      Investment of Cash Deferral Account Balances.

                (a)      Notional Investment Options. The Administrator shall be required to make available to the Participants at all times at least twelve (12) different notional investment options in which the Participants may elect to have their Cash Deferral Account notionally invested and which shall include at least one of each of the following types of funds (the "Notional Investment Options"): (i) a money market fund (the "Money Market Investment Option"); (ii) a medium or long-term government bond fund; (iii) an S&P 500 index fund; (iv) a U.S. large cap value equity fund; (v) a U.S. large cap growth equity fund; (vi) a U.S. mid cap value equity fund; (vii) a U.S. mid cap growth equity fund; (viii) a U.S. small cap value equity fund; (ix) a U.S. small cap growth equity fund; (x) two (2) international funds; and (xi) a corporate bond fund. The Notional Investment Options may also include any other investment funds, mutual funds, index funds or other investment vehicles as designated by the Administrator. Each Participant's Cash Deferral Account shall thereafter be credited with gains and earnings or debited for losses and expenses as if it were actually invested in the Notional Investment Option(s) selected by the Participant. The Administrator shall have the sole discretion to choose the initial Notional Investment Options, to add new Notional Investment Options, and to withdraw Notional Investment Options, at any time and from time to time, from among the Notional Investment Options offered by the Trustee; provided, however, that the requirements set forth in the first sentence of this Section 3.4(a) are met at all times; provided further, however, that in the event the Trustee is replaced for any reason, the Administrator shall require any successor Trustee to offer Notional Investment Options that are substantially similar to those Notional Investment Options that were being provided by the previous Trustee immediately prior to the replacement of such Trustee. A Participant may elect to have his or her Cash Deferral Account notionally invested in one or more of the Notional Investment Options. Such elections must be made in writing (on a form, and in the manner, prescribed by the Administrator), and shall specify the percentage of the Participant's Cash Deferral Account to be invested in each selected Notional Investment Option; provided, that a Participant's selection of a Notional Investment Option shall be required to be made at the same time that such Participant makes his or her deferral elections under Sections 3.1(a) and 3.1(b) hereof. In the event a Participant fails to select a Notional Investment Option in a timely manner, such Participant's Cash Deferral Account shall be deemed to be notionally invested in the Money Market Investment Option.

                (b)      Brokerage Account Investment Option. Immediately following the occurrence of a Transaction or a Change in Control, in lieu of the Notional Investment Options set forth in Section 3.4(a) above, a Participant may instead elect to have a brokerage account established in which his or her Cash Deferral Account shall be invested (the "Brokerage Account Investment Option"). If a Participant elects the Brokerage Account Investment Option, the Administrator shall direct the Trustee to establish a brokerage account with a major financial institution of the Participant's choosing, in which the Participant shall be entitled to direct the Trustee with regard to the investment of his or her Cash Deferral Account from amongst any publicly traded securities or other investment products offered by the selected financial institution. Such elections must be made in writing (on a form, and in the manner, prescribed by the Administrator), and shall be required to be made as soon as practicable following the occurrence of the Transaction or the Change in Control (as applicable). Thereafter, each Participant shall be permitted to change his elected Investment Option (i.e., to change between the Notional Investment Options and the Brokerage Account Investment Option, and vice versa) for his Cash Deferral Account at least once during any twelve-month period. In addition, in the event a Participant has elected the Brokerage Account Investment Option for his Cash Deferral Account, the Participant shall be permitted to direct the Trustee to establish a brokerage account with a different major financial institution of the Participant's choosing at least once during any twelve-month period.

           3.5      Trust.

                (a)      The Company shall establish a grantor trust (within the meaning of Section 671 of the Code) (the "Trust") pursuant to a Trust Agreement substantially in the form attached hereto as Exhibit A (the "Trust Agreement"), to which it will make contributions in an amount equal to the amounts credited to each Participant's Cash Deferral Account. Such contribution shall be made at such time as the Participant would otherwise have been entitled to receive the deferred Compensation and/or Cash Bonus. Notwithstanding any creation of such a Trust, all benefits under the Plan shall be general obligations of the Company. Payment of benefits from such Trust shall, to that extent, discharge the Company's obligations under this Plan. All payments provided for under this Plan not so discharged shall be paid in cash from the general assets of the Company.

                (b)      Nothing in this Plan, and no action taken pursuant to its terms, shall create or be construed to create a trust or escrow account of any kind, or a fiduciary relationship between the Administrator or the Company and any Participant, such Participant's Beneficiary or any other person other than pursuant to the Trust Agreement. The Participants and their Beneficiaries and any other person entitled to payment hereunder shall rely solely on the unsecured promise of the Company to make the payments required hereunder, but shall have the right to enforce such a claim in the same manner as any general unsecured creditor of the Company.

           3.6      Statement of Account. The Administrator shall submit to each Participant, within 120 days after each Determination Date and at such other times as determined by the Administrator, a statement setting forth the balance of the Participant’s Cash Deferral Account.

ARTICLE IV

SHARE DEFERRAL AWARDS

           4.1      Share Deferral Awards.

                (a)      A Share Deferral Award is an award of Shares made to a Participant pursuant to the Stock Incentive Plan which the Board of Directors (or compensation committee of the Board of Directors) has designated as being covered under and subject to the terms of the Plan (including any award of Shares made to a Participant pursuant to the Stock Incentive Plan that was originally deferred under the Senior Executive Deferred Compensation Plan, but which the Board of Directors (or compensation committee of the Board of Directors) has designated as being covered under and subject to the terms of the Plan as of the Effective Date). On the Effective Date, or as soon as practicable thereafter, the Company shall contribute to the Trust the aggregate number of Shares underlying the Share Deferral Awards for the Participants listed on Schedule A hereto. A Share Deferral Account shall be established by the Administrator under the Plan in the name of each Participant with respect to each of the Participant's Share Deferral Awards, which shall initially be credited with units equal to the number of Shares underlying each such Share Deferral Award. Thereafter, a Share Deferral Account shall be established by the Administrator for each new Participant and each such Share Deferral Account shall be credited with units equal to the number of Shares determined by the Administrator. A separate Share Deferral Account shall be established for each subsequent Share Deferral Award, and the Company shall contribute to the Trust, on the date of such subsequent Share Deferral Award or as soon as practicable thereafter, the aggregate number of Shares underlying each such Share Deferral Award.

                (b)      Except as provided below and in Sections 4.2 and 5.1, under no circumstance shall any benefit be awarded, allocated or distributable to a Participant from his Share Deferral Account except in the form of units of Stock (or Stock itself, in the case of a distribution), nor shall a Participant's Share Deferral Account be credited with earnings that are equivalent to any other investment. Notwithstanding any provision to the contrary, if there shall occur a Transaction, then any cash and/or in-kind consideration (after having been converted to cash by the Trustee) received for Stock pursuant to such Transaction shall be invested by the Trustee in accordance with each Participant's selected Investment Option(s) (as described in Section 4.1(c) below). Any cash or in-kind consideration (after having been converted to cash by the Trustee) received for Stock and any investment earnings therefrom shall be credited to the Share Deferral Account of the Participant in a manner that reflects the Share Deferral Account values for each Participant immediately prior to such Transaction. In addition, at any time following the Vesting Date of a Participant's Share Deferral Account, the Participant shall be entitled to have such Share Deferral Account invested by the Trustee in accordance with the Participant's selected Notional Investment Option(s) (as described in Section 4.1(c)(i) below).

                (c)      Investment Options.

                      (i)      Notional Investment Options. Immediately after the occurrence of a Transaction, or as otherwise provided under the Plan, the Administrator shall be required to make available to the Participants, the Notional Investment Options (as described in Section 3.4(a) hereof) in which the Participants may elect to have their Share Deferral Account(s) notionally invested. Each Participant's Share Deferral Account(s) shall thereafter be credited with gains and earnings or debited for losses and expenses as if it were actually invested in the Notional Investment Option(s) selected by the Participant. A Participant may elect to have his or her Share Deferral Account(s) notionally invested in one or more of the Notional Investment Options. Such elections must be made in writing (on a form, and in the manner, prescribed by the Administrator), and shall specify the percentage of the Participant's Share Deferral Account(s) to be invested in each selected Notional Investment Option; provided, that a Participant's selection of an Investment Option shall be required to be made as soon as practicable after the Participant becomes entitled to have his or her Share Deferral Account(s) invested pursuant to this Section 4.1(c). In the event a Participant fails to select a Notional Investment Option in a timely manner, such Participant's Share Deferral Account(s) shall be deemed to be notionally invested in the Money Market Investment Option.

                      (ii)      Brokerage Account Investment Option. Immediately following the occurrence of a Transaction or a Change in Control, in lieu of the Notional Investment Options, a Participant may instead elect to have his or her Share Deferral Account(s) invested in accordance with the Brokerage Account Investment Option (as described in Section 3.4(b) hereof). If a Participant elects the Brokerage Account Investment Option, the Administrator shall direct the Trustee to establish a brokerage account with a major financial institution of the Participant's choosing, in which the Participant shall be entitled to direct the Trustee with regard to the investment of his or her Share Deferral Account(s) from amongst any publicly traded securities or other investment products offered by the selected financial institution. Such elections must be made in writing (on a form, and in the manner, prescribed by the Administrator), and shall be required to be made as soon as practicable after the occurrence of the Transaction or the Change in Control (as applicable). Thereafter, each Participant shall be permitted to change his elected Investment Option (i.e., to change between the Notional Investment Options and the Brokerage Account Investment Option, and vice versa) with respect to each Share Deferral Account at least once during any twelve-month period. In addition, in the event a Participant has elected the Brokerage Account Investment Option for a Share Deferral Account, the Participant shall be permitted to direct the Trustee to establish a brokerage account with a different major financial institution of the Participant's choosing at least once during any twelve-month period with respect to such Share Deferral Account.

                (d)      Notwithstanding the foregoing, at any time following the occurrence of the Vesting Date of a Participant's Share Deferral Account, the Participant shall be entitled to have such Share Deferral Account invested by the Trustee in accordance with Section 4.1(c)(i).

            4.2      Dividends and Dividend Deferral Elections. Except as hereinafter provided, an amount equal to the Dividends paid on the number of Share units allocated to a Participant’s Share Deferral Account shall be paid to the Participant as soon as practicable after such Dividends are received by the Trustee; provided, however, that a Participant may elect to have all or a portion of the Dividends that would be payable to him deferred under the Plan and allocated to the Participant’s Cash Deferral Account, by completing, within 30 days of receipt of written notice of a Share Deferral Award and in any event prior to the date on which any such Dividends are declared, a Dividend Deferral Election form provided by the Administrator. The amount of any deferred Dividend will be credited to the Participant’s Cash Deferral Account (or if the Participant did not previously have a Cash Deferral Account, to a new Cash Deferral Account in his name) no later than the last day of the calendar month during which the Dividend would otherwise have been paid to the Participant but for the deferral. The amount of any deferred Dividend allocated to a Participant’s Cash Deferral Account shall be notionally invested in accordance with the Participant’s previously selected Investment Option for the Participant’s Cash Deferral Account. In the event a Participant has not previously selected an Investment Option for his or her Cash Deferral Account, the Participant’s Cash Deferral Account shall be deemed to be notionally invested in the Money Market Investment Option. Thereafter, the investment of such Cash Deferral Account shall be determined in accordance with Section 3.4 hereof.

           4.3      Vesting.

                (a)      Except as hereinafter provided in Section 4.3(b), a Participant shall become vested with respect to a Share Deferral Account as of the Vesting Date of such Share Deferral Account.

                (b)      Notwithstanding the foregoing, a Participant shall become 100% vested in his Share Deferral Accounts upon the earliest to occur of: (i) the termination of the Participant's employment by the Company without Cause; (ii) the termination of the Participant's employment by the Participant for Good Reason; (iii) the Participant's death or Disability; (iv) the Participant's Retirement; or (v) a Change in Control.

                (c)      A Participant shall forfeit the unvested portion (if any) of the Participant's Share Deferral Accounts in the event of the termination of the Participant's employment by the Company for Cause or by the Participant without Good Reason.

           4.4      Determination of Share Deferral Accounts.

                (a)      A Participant's Share Deferral Account as of each Determination Date shall consist of the number of units of Shares held in the Share Deferral Account multiplied by the Fair Market Value as of such Determination Date.

                (b)      Notwithstanding Section 4.4(a) above, if a Participant elects to have his or her Share Deferral Account invested in one or more Notional Investment Options pursuant to Section 4.1(c)(i) hereof, the Participant's Share Deferral Account shall continuously be credited with gains and earnings (including dividends) or debited for losses and expenses as if it were actually invested in the Notional Investment Option(s) selected by the Participant.

                (c)      Notwithstanding Sections 4.4(a) and (b) above, if a Participant elects to have his or her Share Deferral Account invested in the Brokerage Account Investment Option pursuant to Section 4.1(c)(ii) hereof, the Participant's Share Deferral Account shall at all times be equal to the value of the cash and/or securities held in the brokerage account.

           4.5      Statement of Account. The Administrator shall submit to each Participant, within 120 days after each Determination Date and at such other times as determined by the Administrator, a statement setting forth the balance of the Participant’s Share Deferral Accounts.

ARTICLE V

DISTRIBUTION OF ACCOUNTS

           5.1      Source of Payment and Form of Distribution. Subject to the terms of the Trust, the Administrator shall direct the Trustee to make payment out of the Trust of any Plan benefit which has become payable under the terms of this Plan. To the extent a Participant’s Share Deferral Accounts are credited with units of Shares at a Share Distribution Date, the Participant’s Share Deferral Accounts shall be distributed in the form of Shares equal in number to the number of Share units credited to the Share Deferral Accounts pursuant to any direction from the Administrator to the Trustee for a benefit distribution. To the extent a Participant’s Accounts have been invested in the Investment Options (e.g., with respect to a Participant’s Share Deferral Account(s) following the occurrence of a Transaction or the Vesting Date of such Share Deferral Account(s), or with respect to a Participant’s Cash Deferral Account, including any deferred Dividends allocated to the Participant’s Cash Deferral Account), such portion of a Participant’s Accounts shall be distributed in cash. To the extent not satisfied by distribution from the Trust, the Company shall remain liable to the Participants and their Beneficiaries for the payment of any Plan benefits due and payable hereunder.

           5.2      Distributions from Cash Deferral Accounts.

                (a)      Distributions of the Participant's Cash Deferral Account shall commence on the earlier of (i) with respect to Compensation Deferrals, Cash Bonus Deferrals and Dividend deferrals (and any income deemed to have been earned thereon) made with respect to any Plan Year, the first day of the sixty-first (61st) calendar month following the end of such Plan Year or (ii) as to the total value of the Participant's Cash Deferral Account, as soon as practicable after (A) the Participant's termination of employment with the Company for any reason (other than death or the Participant's Retirement) or (B) for a Participant who is a Specified Employee, the date that is six (6) months following the date of his termination of employment for any reason (other than death or the Participant's Retirement) (the earlier to occur of (i) and (ii), referred to herein as the "Original Cash Distribution Date"); provided, however, that no later than one (1) year prior to the Original Cash Distribution Date (eighteen (18) months prior to the Original Cash Distribution Date with respect to a Specified Employee whose Original Cash Distribution Date is the date that is six (6) months following the date of his termination of employment), the Participant may elect, pursuant to procedures established by the Administrator, to further defer the commencement of the receipt of all or a portion of such amounts until any date selected by the Participant that is no less than sixty (60) calendar months and no more than two hundred forty (240) calendar months after the date payment would otherwise have commenced under clauses (i) or (ii) (such deferred payment commencement date referred to herein as the "Deferred Cash Distribution Commencement Date"). Each Participant may make more than one further deferral election as described in the preceding sentence (and each such newly elected deferred payment commencement date shall become the "Deferred Cash Distribution Commencement Date" for all purposes of the Plan); provided, that in each case, such election is made at least twelve (12) months prior to the applicable Deferred Cash Distribution Commencement Date.

                (b)      Except as provided below, distributions to a Participant from the Participant's Cash Deferral Account shall be made in a single, lump-sum distribution as soon as is practical after the payment date set forth in Section 5.2(a) hereof. With respect to a distribution from a Participant's Cash Deferral Account, the commencement of which is deferred beyond the Original Cash Distribution Date, a Participant may instead elect to receive such distribution in quarterly installments, commencing as of the first Determination Date immediately following the applicable Deferred Cash Distribution Commencement Date and continuing over a period of not more than eighty (80) calendar quarters. The first quarterly installment shall be in an amount equal to the value of the Participant's Cash Deferral Account (determined in accordance with Section 3.2 hereof) as of the first Determination Date immediately following the applicable Deferred Cash Distribution Commencement Date, divided by the total number of calendar quarters over which the Participant elected for such quarterly installments to be paid. Each quarterly installment thereafter shall be made on each subsequent Determination Date in an amount equal to the value of the Participant's Cash Deferral Account as of such Determination Date, divided by the remaining number of calendar quarters over which the Participant elected for such quarterly installments to be paid. Such an election must be made in writing (on a form, and in the manner prescribed by the Administrator) prior to the date that is twelve (12) months prior to the applicable Deferred Cash Distribution Commencement Date. Such election may be changed from time to time, but shall become irrevocable as of the date that is twelve (12) months prior to the applicable Deferred Cash Distribution Commencement Date.

           5.3      Distributions from Share Deferral Accounts.

                (a)      Distributions of a Participant's Share Deferral Account shall commence on the Original Share Distribution Date that relates to the Shares underlying the applicable Share Deferral Award; provided, however, that no later than one (1) year prior to the Original Share Distribution Date, the Participant may elect, pursuant to procedures established by the Administrator, to further defer the commencement of the receipt of all or a portion of such amounts until any date selected by the Participant that is no less than sixty (60) calendar months and no more than two hundred forty (240) calendar months after such Original Share Distribution Date (such deferred payment commencement date referred to herein as the "Deferred Share Distribution Commencement Date"). Each Participant may make more than one further deferral election as described in the preceding sentence (and each such newly elected deferred payment commencement date shall become the "Deferred Share Distribution Commencement Date" for all purposes of the Plan); provided, that in each case, such election is made at least twelve (12) months prior to the applicable Deferred Share Distribution Commencement Date. A Participant may make different elections with respect to different Share Deferral Accounts.

                (b)      Except as provided below, distributions to a Participant from the Plan from a Participant's Share Deferral Account shall be made in a single, lump-sum distribution as soon as is practical after the payment date set forth in Section 5.3(a) hereof. With respect to a distribution from a Participant's Share Deferral Account, the commencement of which is deferred beyond the Original Share Distribution Date, a Participant may instead elect to receive such distribution in quarterly installments, commencing as of the first Determination Date immediately following the applicable Deferred Share Distribution Commencement Date and continuing over a period of not more than eighty (80) calendar quarters. The first quarterly installment shall be in an amount equal to the value of the Participant's Share Deferral Account (determined in accordance with Section 4.4 hereof) as of the first Determination Date immediately following the applicable Deferred Share Distribution Commencement Date, divided by the total number of calendar quarters over which the Participant elected for such quarterly installments to be paid. Each quarterly installment thereafter shall be made on each subsequent Determination Date in an amount equal to the value of the Participant's Share Deferral Account as of such Determination Date, divided by the remaining number of calendar quarters over which the Participant elected for such quarterly installments to be paid. Such an election must be made in writing (on a form, and in the manner prescribed by the Administrator) prior to the date that is twelve (12) months prior to the applicable Deferred Share Distribution Commencement Date. Such election may be changed from time to time, but shall become irrevocable as of the date that is twelve (12) months prior to the applicable Deferred Share Distribution Commencement Date.

           5.4      Hardship Withdrawals. In the event the Participant incurs a Financial Hardship (as defined below), and if (i) the cessation of the Participant’s Compensation Deferrals and Cash Bonus Deferrals under this Plan, (ii) reimbursement of insurance proceeds and (iii) reasonable liquidation of the Participant’s assets will not provide the Participant with sufficient cash to ameliorate such Financial Hardship, the Participant may file a written request with the Administrator to receive immediate distribution of all or a portion of his Accounts. The amount that may be so distributed shall not exceed the amount necessary to satisfy such Financial Hardship. For purposes of this Section 5.4, “Financial Hardship” shall mean a severe financial hardship to the Participant resulting from sudden and unexpected illness or injury of the Participant (or of any dependent of the Participant), loss of the Participant’s property due to unexpected casualty, or other similar extraordinary and unforeseeable circumstances arising out of events beyond the Participant’s control, all as determined by the Administrator in good faith.

           5.5      Death Prior to Complete Distribution of Accounts. Upon the death of the Participant prior to the complete distribution of the Participant’s Accounts, the balance of such Accounts shall be distributed to his Beneficiary in full in a lump sum, under procedures established by the Administrator, as soon as practicable following the Participant’s death. Notwithstanding the foregoing, the portion of a Participant’s Accounts (if any) attributable to restricted Shares awarded pursuant to the Stock Incentive Plan, shall be subject to the vesting, risk of forfeiture, and transferability provisions and restrictions as set forth in the Stock Incentive Plan and the award agreement evidencing the grant of such restricted Shares.

           5.6      Payments Due Missing Persons. The Administrator shall make a reasonable effort to locate all persons entitled to benefits under the Plan; however, notwithstanding any provisions of this Plan to the contrary, if, after a period of one (1) year from the date such benefit shall be due, any such persons entitled to benefits have not been located, their rights under the Plan shall stand suspended. Before this provision becomes operative, the Administrator shall send a certified letter to all such persons at their last known address advising them that their benefits under the Plan shall be suspended. Any such suspended amounts shall be held by the Administrator for a period of one (1) additional year (or a total of two (2) years from the time the benefits first become payable) and thereafter such amounts shall be forfeited.

ARTICLE VI

BENEFICIARY DESIGNATION

           6.1      Designation of Beneficiary. A Participant shall have the right, at any time, to designate any person or persons as his Beneficiary or Beneficiaries (primary and/or contingent) to whom payment under this Plan shall be paid in the event of death prior to complete distribution to the Participant of the benefits due under the Plan. Each beneficiary designation shall be in a written form prescribed by the Administrator (substantially the same as Exhibit B attached hereto) and will be effective only when filed with the Administrator during the Participant’s lifetime.

           6.2      Amendments. Any beneficiary designation may be changed by the Participant without the consent of any designated Beneficiary by the filing of a new beneficiary designation with the Administrator. The filing of a new beneficiary designation form will cancel all beneficiary designations previously filed.

           6.3      No Beneficiary Designation. If any Participant fails to designate a Beneficiary in the manner provided above, or if each Beneficiary designated by a deceased Participant predeceases the Participant, the Administrator shall distribute such Participant’s benefits to the Participant’s estate.

           6.4      Effect of Payment. Payment to the Beneficiary, or estate as provided above, shall completely discharge the Company’s obligations under this Plan with respect to the deceased Participant.

ARTICLE VII

ADMINISTRATION

           7.1      Administrative Duties. This Plan shall be administered by the Administrator. The Administrator shall have the following specific powers and duties:

                (a)      To interpret the provisions of the Plan and make any and all determinations arising thereunder;

                (b)      To maintain such records as it shall deem necessary or appropriate for the proper administration of the Plan; and

                (c)      To establish such rules and procedures not inconsistent with the terms of the Plan as it shall deem necessary or appropriate to effectuate the purpose of the Plan.

           7.2      Agents. The Administrator may appoint an individual to be the Administrator’s agent with respect to the day-to-day administration of the Plan. In addition, the Administrator may, from time to time, employ other agents and delegates to aid in such administrative duties as it sees fit, and may from time to time consult with counsel who may be counsel to the Company.

           7.3      Binding Effect of Decisions. All decisions and actions of the Administrator with respect to any question arising out of or in connection with the administration, interpretation and application of the Plan and the rules and regulations promulgated by the Administrator hereunder shall be made or taken in good faith and in the best interests of the Participants. There shall be a rebuttable presumption that all decisions and actions of the Administrator made or taken in good faith and in the best interests of the Participants shall be valid and binding upon all persons having any interest in the Plan.

ARTICLE VIII

AMENDMENTS AND TERMINATION

           8.1      Amendment. The Board of Directors may at any time amend the Plan (other than this Article VIII) in whole or in part, provided, however, that no amendment shall be effective as to (i) decrease or restrict a Participant’s Plan benefit as to amount or timing or manner of distribution of the Participant’s Account(s) maintained under the Plan, (ii) eliminate or restrict the ability of a Participant to have his or her Account(s) invested in one or more of the Investment Options (except as otherwise permitted under the Plan), (iii) defer the Vesting Date of a Participant’s Share Deferral Account to a later date, or (iv) to eliminate or restrict the ability of a Participant to make further deferral elections with respect to amounts previously deferred under the Plan (except as otherwise permitted under the Plan) or alter the timing requirements with respect to when such deferral elections must be made under the Plan, in each case, without the consent of such Participant. Notwithstanding the preceding, in the event that there is a change in the federal income tax treatment pertaining to the Plan or Trust or any Plan benefit from the treatment in effect as of the Effective Date, then the Board of Directors may, without the consent of any Participant or Beneficiary, amend the Plan in any manner as the Board of Directors, in its good faith, deems advisable to provide reasonably similar benefits to Participants to the extent practicable in light of such change in tax treatment.

           8.2      Termination of Plan. Notwithstanding Section 8.1, in the event of a Change in Control, the Board of Directors may terminate the Plan. If the Plan is terminated for any reason, or is constructively terminated as a result of any action or inaction by the Administrator that causes an acceleration of the timing of the inclusion in income (for income tax purposes) of amounts deferred under the Plan by the Participants, each Participant shall receive an immediate distribution of his Plan benefits (or the remainder of his Plan benefits if distribution thereof has commenced prior to the date of Plan termination). In the event of such a termination or constructive termination of the Plan and an immediate distribution to all Participants of their Plan benefits, the Company shall pay to each Participant an additional payment (a “Tax Gross-Up Payment”), in an amount such that after payment by the Participant of all applicable federal, state and local income taxes (plus any excise tax under Section 409A of the Code) imposed upon the Tax Gross-Up Payment, the Participant retains an amount of the Tax Gross-Up Payment equal to the applicable federal, state and local income taxes (plus any excise tax under Section 409A of the Code) imposed upon the amount of the Participant’s Plan benefit being distributed on account of the Plan termination. The amount of any Tax Gross-Up Payment shall be determined by the Company’s independent auditors (the “Accounting Firm”), based upon an assumption that the Participant’s rate of applicable federal, state and local income taxes is at the highest marginal rate then in effect, and shall be paid in a cash lump sum within ten days following the date such determination is made by the Accounting Firm. The Administrator shall make available to the Participant the Accounting Firm’s findings with respect its determination of the amount of any Tax Gross-Up Payment as soon as practicable, but in no event later than five days following the date such determination is made by the Accounting Firm.

ARTICLE IX

CLAIMS PROCEDURE AND LEGAL FEES

           9.1      Notice of Denial. If a Participant is denied any portion of the amounts which he reasonably believes is due to be paid to him, the Administrator shall advise the Participant in writing of the specific reasons for such denial. The Administrator shall also furnish the Participant at that time with a written notice containing:

                (a)      a specific reference to pertinent Plan provisions;

                (b)      a description of any additional material or information necessary for the Participant to perfect his claim, if possible, and an explanation of why such material or information is needed; and

                (c)      an explanation of the Plan's claim review procedure.

           9.2      Right to Reconsideration. Within 60 days of receipt of the information stated in Section 9.1 above, the Participant shall, if he desires further review, file a written request for reconsideration with the Administrator.

           9.3      Review of Documents. As long as the Participant’s request for review is pending (including the 60 day period in Section 9.2 above), the Participant or his duly authorized representative may review pertinent Plan documents and may submit issues and comments in writing to the Administrator.

           9.4      Decision by Administration. A decision shall be made by the Administrator within 30 days of the filing by the Participant of his request for reconsideration, provided, however, that if the Administrator, in its discretion, feels that a hearing with the Participant or his representative present is necessary or desirable, this period shall be extended an additional 30 days.

           9.5      Notice by Administrator. The Administrator’s final decision shall be conveyed to the Participant in writing and shall include specific reasons for the decision, written in a manner calculated to be understood by the Participant, with specific references to the pertinent Plan provisions on which the decision is based.

           9.6      Arbitration. In the event a Participant wishes to contest the Administrator’s final decision under Section 9.5 hereof, or if there is any other controversy, dispute or claim of whatever nature arising out of, in connection with or in relation to the interpretation of this Plan, including any claim based on contract, tort or statute (each such contest, controversy, dispute or claim, referred to herein as a “Dispute”), at the request of the Participant, such Dispute shall be settled through arbitration by a dispute resolution process administered by JAMS or any other mutually agreed upon arbitration firm involving final and binding arbitration conducted at a location determined by the arbitrator in New York City administered by and in accordance with the then existing rules of practice and procedure of such arbitration firm and judgment upon any award rendered by the arbitrator may be entered by any state or federal court having jurisdiction thereof.

           9.7      Legal Fees To Enforce Rights After Change in Control. The Company is aware that upon the occurrence of a Change in Control, the Board of Directors (which might then be composed of new members) or a shareholder of the Company, or of any successor corporation might then cause or attempt to cause the Company or such successor to refuse to comply with its obligations under the Plan and might cause or attempt to cause the Company or any successor corporation to institute, or may institute, litigation seeking to deny Participants the benefits intended under the Plan. In these circumstances, the purpose of the Plan could be frustrated. Accordingly, if, following a Change in Control, it should appear to any Participant that the Company or any successor corporation has failed to comply with any of its obligations under the Plan or any agreement thereunder or, if the Company, any successor corporation, or any other person takes any action to declare the Plan void or unenforceable or institutes any litigation or other legal action designed to deny, diminish or to recover from any Participant the benefits intended to be provided under the Plan, then, notwithstanding any other provision of the Plan, the Company irrevocably authorizes such Participant to retain counsel of his or her choice at the expense of the Company to represent such Participant in connection with the initiation or defense of any litigation or other legal action, whether by or against the Company, or any director, officer, shareholder or other person affiliated with the Company or any successor thereto in any jurisdiction.

ARTICLE X

MISCELLANEOUS

           10.1      Rights of Creditors.

                (a)      The Plan is unfunded. Neither the Participant nor any other persons shall have any interest in any fund or in any specific asset or assets of the Company by reason of any Accounts hereunder, nor any rights to receive distribution of his Accounts.

                (b)      The Accounts of each Participant are unsecured and shall be subject to the claims of the general creditors of the Company. With respect to the payment of their Accounts, Participants and Beneficiaries have the status of unsecured creditors of the Company.

           10.2      Liability Limited. Neither the Company, the Administrator, nor any agents, employees, officers, directors or shareholders of any of them, nor any other person shall have any liability or responsibility with respect to this Plan, except as expressly provided herein.

           10.3      Incapacity. If the Administrator shall receive evidence satisfactory to it that a Participant or Beneficiary entitled to receive any benefit under the Plan is, at the time when such benefit becomes payable, a minor, or is physically or mentally incompetent to receive such benefit and to give a valid release therefor, and that another person or an institution is then maintaining or has custody of such Participant or Beneficiary and that no guardian, committee or other representative of the estate of such Participant or Beneficiary shall have been duly appointed, the Administrator may make payment of such benefit otherwise payable to such Participant or Beneficiary to such other person or institution, including a custodian under a Uniform Gifts to Minors Act, or corresponding legislation (who shall be an adult, a guardian of the minor or a trust company), and the release of such other person or institution shall be a valid and complete discharge for the payment of such benefit.

           10.4      Cooperation of Parties. All parties to this Plan and any person claiming any interest hereunder agree to perform any and all acts and execute any and all documents and papers which are necessary or desirable for carrying out this Plan or any of its provisions.

           10.5      Governing Law. This Plan has been established in the State of New York and all questions pertaining to its validity, construction and administration shall be determined in accordance with the laws of that State.

           10.6      Nonguarantee of Employment. Nothing contained in this Plan shall be construed as a contract of employment between the Company and any Participant, or as a right of any Participant to be continued in the employment of the Company, or as a limitation of the right of the Company to discharge any of its employees, with or without cause.

           10.7      Counsel. The Administrator may consult with legal counsel, who may be counsel for the Company, with respect to the meaning or construction of this Plan, its obligations or duties hereunder or with respect to any action or proceeding or any question of law, and they shall be fully protected with respect to any action taken or omitted by it in good faith pursuant to the advice of legal counsel.

           10.8      Spendthrift Provision. A Participant’s or Beneficiary’s interest in his Accounts may not be anticipated, sold, encumbered, pledged, mortgaged, charged, transferred, alienated, assigned nor become subject to execution, garnishment or attachment.

CEDAR SHOPPING CENTERS, INC. By: /s/

EXHIBIT A

2005 CEDAR SHOPPING CENTERS, INC.
DEFERRED COMPENSATION PLAN
TRUST AGREEMENT

           THIS TRUST AGREEMENT, made as of the ____ day of ___________, 2005, by and between Cedar Shopping Centers, Inc. (the "Company") and ___________________________ (the "Trustee").

W I T N E S S E T H :

           WHEREAS, the Company has adopted the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan (the "Plan") attached hereto;

           WHEREAS, capitalized terms used in this Trust Agreement, unless otherwise defined, shall have the same meanings as set forth in the Plan;

           WHEREAS, the Company has incurred or expects to incur liability under the terms of such Plan with respect to the individuals participating in such Plan;

           WHEREAS, the Company wishes to establish a trust (hereinafter called the “Trust”) and to contribute to the Trust assets that shall be held therein, subject to the claims of the Company’s creditors in the event of the Company’s Insolvency, as herein defined, until paid to the Plan Participants and their Beneficiaries in such manner and at such times as specified in the Plan;

           WHEREAS, it is the intention of the parties that this Trust shall constitute an unfunded arrangement and shall not affect the status of the Plan as an unfunded plan for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended (if applicable);

           WHEREAS, it is the intention of the Company to make contributions to the Trust to provide itself with a source of funds to assist it in meeting its liabilities under the Plan;

           NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:

                SECTION 1.      ESTABLISHMENT OF TRUST.

           (a)      The Company shall deposit with the Trustee in trust the amounts determined pursuant to the Plan, which shall become the principal of the Trust to be held, administered and disposed of by the Trustee as provided in this Trust Agreement. Neither the Trustee nor any Plan Participant or Beneficiary shall have any right to compel any contributions to the Trust.

           (b)      The Trust hereby established shall be irrevocable.

           (c)      The Trust is intended to be a grantor trust, of which the Company is the grantor, within the meaning of subpart E, part I, subchapter J, chapter 1, subtitle A of the Internal Revenue Code of 1986, as amended (the "Code"), and shall be construed accordingly.

           (d)      The principal of the Trust and any earnings thereon shall be held separate and apart from other funds of the Company and shall be used exclusively for the uses and purposes of the Plan Participants and general creditors as herein set forth. Plan Participants and their Beneficiaries shall have no preferred claim on, or any beneficial ownership interest in, any assets of the Trust. Any rights created under the Plan and this Trust Agreement shall be mere unsecured contractual rights of the Plan Participants and their Beneficiaries against the Company. Any assets held by the Trust will be subject to the claims of the Company's general creditors under federal and state law in the event of Insolvency, as defined in Section 3(a) herein.

                SECTION 2.      PAYMENTS TO PLAN PARTICIPANTS AND THEIR BENEFICIARIES.

           (a)      The Administrator shall deliver to the Trustee a schedule (the "Payment Schedule") that indicates the amounts payable in respect of each Plan Participant (and his or her Beneficiaries), that provides a formula or other instructions acceptable to the Trustee for determining the amounts so payable, the form in which such amount is to be paid (as provided for or available under the Plan), and the time of commencement for payment of such amounts. Except as otherwise provided herein, the Trustee shall make payments to the Plan Participants and their Beneficiaries in accordance with such Payment Schedule. The Trustee shall make provision for the reporting and withholding of any federal, state or local withholding taxes that may be required to be withheld with respect to the payment of benefits pursuant to the terms of the Plan and shall pay amounts so withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by the Company.

           (b)      The entitlement of a Plan Participant or his or her Beneficiaries to benefits under the Plan shall be determined by the Administrator, and any claim for such benefits shall be considered and reviewed in accordance with the Plan.

           (c)      In the discretion of the Administrator, the Company may make payment of benefits directly to Plan Participants or their Beneficiaries as they become due under the terms of the Plan. The Administrator shall notify the Trustee of its decision to make payment of benefits directly prior to the time amounts are payable to Participants or their Beneficiaries. In addition, if the principal of the Trust, and any earnings thereon, are not sufficient to make payments of benefits in accordance with the terms of the Plan, the Company shall make the balance of each such payment as it falls due. The Trustee shall notify the Company where principal and earnings are not sufficient.

                SECTION 3.      THE TRUSTEE’S RESPONSIBILITY REGARDING PAYMENTS TO TRUST BENEFICIARY WHEN THE COMPANY IS INSOLVENT.

           (a)      The Trustee shall cease payment of benefits to Plan Participants and their Beneficiaries if the Company is Insolvent. The Company shall be considered "Insolvent" for purposes of this Trust Agreement if (i) the Company is unable to pay its debts as they become due, or (ii) the Company is subject to a pending proceeding as a debtor under the United States Bankruptcy Code. The term "Insolvency" shall mean the Company's being or becoming Insolvent.

           (b)      At all times during the continuance of this Trust, as provided in Section 1(d) hereof, the principal and income of the Trust shall be subject to claims of general creditors of the Company under federal and state law as set forth below.

(i)	The Administrator shall have the duty to inform the Trustee in writing of the Company's Insolvency. If a person claiming to be a creditor of the Company alleges in writing to the Trustee that the Company has become Insolvent, the Trustee shall inquire of the Administrator whether the Company is Insolvent and, pending a response from the Administrator, the Trustee shall discontinue payment of benefits to Plan Participants or their Beneficiaries.

(ii)	Unless the Trustee has been notified by the Administrator of the Company's Insolvency, or has received notice from the Administrator or a person claiming to be a creditor alleging that the Company is Insolvent, the Trustee shall have no duty to inquire whether the Company is Insolvent. The Trustee may in all events rely on such evidence concerning the Company's solvency as may be furnished to the Trustee and that provides the Trustee with a reasonable basis for making a determination concerning the Company's solvency.

(iii)	If at any time the Trustee has been notified by the Administrator that the Company is Insolvent, the Trustee shall discontinue payments to Plan Participants or their Beneficiaries and shall hold the assets of the Trust for the benefit of the Company's general creditors. Nothing in this Trust Agreement shall in any way diminish any rights of Plan Participants or their Beneficiaries to pursue their rights as general creditors of the Company with respect to benefits due under the Plan or otherwise.

(iv)	The Trustee shall resume the payment of benefits to Plan Participants or their Beneficiaries in accordance with Section 2 of this Trust Agreement only after the Trustee has been notified by the Administrator that the Company is not Insolvent (or is no longer Insolvent).

           (c)      Provided that there are sufficient assets, if the Trustee discontinues the payment of benefits from the Trust pursuant to Section 3(b) hereof and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments due to Plan Participants or their Beneficiaries under the terms of the Plan for the period of such discontinuance, less the aggregate amount of any payments made to Plan Participants or their Beneficiaries by the Company in lieu of the payments provided for hereunder during any such period of discontinuance.

                SECTION 4.      PAYMENTS TO COMPANY.

           Except as provided in Section 3 hereof, the Company shall have no right or power to direct the Trustee to return to the Company or to divert to others any of the Trust assets before all payment of benefits have been made to Plan Participants and their Beneficiaries pursuant to the terms of the Plan.

                SECTION 5.      INVESTMENT AUTHORITY.

           (a)      An amount equal to the amount of each Participant's Cash Deferral Account shall be deposited by the Company with the Trustee in the form of cash, and except as otherwise provided below, shall be held by the Trustee in cash or a cash equivalent, as determined by the Administrator.

           (b)      With respect to each Participant's Share Deferral Accounts, the initial principal of the Trust shall be deposited by the Company in the form of Shares of the Company. Except as provided below, such assets of the Trust shall remain invested in Shares.

           (c)      Cash Deferral Accounts.

                      (i)      Notional Investment Options. The Administrator shall be required to make available to the Participants at all times at least twelve (12) different notional investment options in which the Participants may elect to have their Cash Deferral Account notionally invested and which shall include at least one of each of the following types of funds (the "Notional Investment Options"): (i) a money market fund (the "Money Market Investment Option"); (ii) a medium or long-term government bond fund; (iii) an S&P 500 index fund; (iv) a U.S. large cap value equity fund; (v) a U.S. large cap growth equity fund; (vi) a U.S. mid cap value equity fund; (vii) a U.S. mid cap growth equity fund; (viii) a U.S. small cap value equity fund; (ix) a U.S. small cap growth equity fund; (x) two (2) international funds; and (xi) a corporate bond fund. The Notional Investment Options may also include any other investment funds, mutual funds, index funds or other investment vehicles as designated by the Administrator. Each Participant's Cash Deferral Account shall thereafter be credited with gains and earnings or debited for losses and expenses as if it were actually invested in the Notional Investment Option(s) selected by the Participant. The Administrator shall have the sole discretion to choose the initial Notional Investment Options, to add new Notional Investment Options, and to withdraw Notional Investment Options, at any time and from time to time, from among the Notional Investment Options offered by the Trustee; provided, however, that the requirements set forth in the first sentence of this Section 5(c)(i) are met at all times; provided further, however, that in the event the Trustee is replaced for any reason, the Administrator shall require that any successor Trustee offer Notional Investment Options that are substantially similar to those Notional Investment Options that were being provided by the previous Trustee immediately prior to the replacement of such Trustee. A Participant may elect to have his or her Cash Deferral Account notionally invested in one or more of the Notional Investment Options. In the event a Participant fails to select a Notional Investment Option in a timely manner as required under the Plan, such Participant's Cash Deferral Account shall be deemed to be notionally invested in the Money Market Investment Option.

                      (ii)      Brokerage Account Investment Option. Immediately following the occurrence of a Transaction or a Change in Control, in lieu of the Notional Investment Options set forth in Section 5(c)(i) above, a Participant may instead elect to have a brokerage account established in which his or her Cash Deferral Account shall be invested (the "Brokerage Account Investment Option"). If a Participant elects the Brokerage Account Investment Option, the Administrator shall direct the Trustee to establish a brokerage account with a major financial institution of the Participant's choosing, in which the Participant shall be entitled to direct the Trustee with regard to the investment of his or her Cash Deferral Account from amongst any publicly traded securities or other investment products offered by the selected financial institution. Such elections must be made in writing (on a form, and in the manner, prescribed by the Administrator), and shall be required to be made as soon as practicable following the occurrence of the Transaction or the Change in Control (as applicable). Thereafter, each Participant shall be permitted to change his elected Investment Option (i.e., to change between the Notional Investment Options and the Brokerage Account Investment Option, and vice versa) for his Cash Deferral Account at least once during any twelve-month period. In addition, in the event a Participant has elected the Brokerage Account Investment Option for his Cash Deferral Account, the Participant shall be permitted to direct the Trustee to establish a brokerage account with a different major financial institution of the Participant's choosing at least once during any twelve-month period.

           (d)      Share Deferral Accounts.

                      (i)      In the event of a Transaction, then any cash and/or in-kind consideration (after having been converted to cash by the Trustee) received for Stock pursuant to such Transaction shall be invested by the Trustee in accordance with each Participant's selected Investment Option (as described in Section 5(d)(ii) below). Any cash or in-kind consideration (after having been converted to cash by the Trustee) received for Stock and any investment earnings therefrom shall be credited to the Share Deferral Account of the Participant in a manner that reflects the Share Deferral Account values for each Participant immediately prior to such Transaction. In addition, at any time following the Vesting Date of a Participant's Share Deferral Account, the Participant shall be entitled to have such Share Deferral Account invested by the Trustee in accordance with the Participant's selected Notional Investment Option(s) (as described in Section 5(d)(ii) below).

                      (ii)      Investment Options.

                            (A)      Notional Investment Options. Immediately after the occurrence of a Transaction, or as otherwise required under the Plan, the Administrator be required to make available to the Participants, the Notional Investment Options (as described in Section 5(c)(i) above) in which the Participants may elect to have their Share Deferral Account(s) notionally invested. Each Participant's Share Deferral Account(s) shall thereafter be credited with gains and earnings or debited for losses and expenses as if it were actually invested in the Notional Investment Option(s) selected by the Participant. A Participant may elect to have his or her Share Deferral Account(s) notionally invested in one or more of the Notional Investment Options. Such elections must be made in writing (on a form, and in the manner, prescribed by the Administrator), and shall specify the percentage of the Participant's Share Deferral Account(s) to be invested in each selected Notional Investment Option; provided, that a Participant's selection of an Investment Option shall be required to be made as soon as practicable after the Participant becomes entitled to have his or her Share Deferral Account(s) invested pursuant to this Section 5(d)(ii). In the event a Participant fails to select a Notional Investment Option in a timely manner, such Participant's Share Deferral Account(s) shall be deemed to be notionally invested in the Money Market Investment Option.

                            (B) Brokerage Account Investment Option. Immediately following the occurrence of a Transaction or a Change in Control, in lieu of the Notional Investment Options, a Participant may instead elect to have his or her Share Deferral Account(s) invested in accordance with the Brokerage Account Investment Option (as described in Section 5(c)(ii) above). If a Participant elects the Brokerage Account Investment Option, the Administrator shall direct the Trustee to establish a brokerage account with a major financial institution of the Participant's choosing, in which the Participant shall be entitled to direct the Trustee with regard to the investment of his or her Share Deferral Account(s) from amongst any publicly traded securities or other investment products offered by the selected financial institution. Such elections must be made in writing (on a form, and in the manner, prescribed by the Administrator), and shall be required to be made as soon as practicable after the occurrence of the Transaction or the Change in Control (as applicable). Thereafter, each Participant shall be permitted to change his elected Investment Option (i.e., to change between the Notional Investment Options and the Brokerage Account Investment Option, and vice versa) with respect to each Share Deferral Account at least once during any twelve-month period. In addition, in the event a Participant has elected the Brokerage Account Investment Option for a Share Deferral Account, the Participant shall be permitted to direct the Trustee to establish a brokerage account with a different major financial institution of the Participant's choosing at least once during any twelve-month period with respect to such Share Deferral Account.

                      (iii)      Notwithstanding the foregoing, at any time following the occurrence of the Vesting Date of a Participant's Share Deferral Account, the Participant shall be entitled to have such Share Deferral Account invested by the Trustee in accordance with Section 5(d)(ii)(A).

                      (iv)      Deferred Dividends. An amount equal to the Dividends deferred in accordance with Section 4.2 of the Plan, shall be deposited by the Company with the Trustee in the form of cash, and shall be held by the Trustee in cash or a cash equivalent, as determined by the Administrator. An amount equal to the Dividends deferred in accordance with Section 4.2 of the Plan shall be credited to the Participant's Cash Deferral Account.

           (e)      All rights associated with assets of the Trust shall be exercised by the Trustee or the person or persons designated by the Trustee, and shall in no event be exercisable by or rest with Plan Participants, except that voting rights with respect to any shares of common stock of the Company shall be exercised by the Company.

                SECTION 6.      DISPOSITION OF INCOME.

              During the term of this Trust, all income received by the Trust, net of expenses and withholding taxes, shall be accumulated and reinvested.

                SECTION 7.      ACCOUNTING BY THE TRUSTEE.

              The Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between the Company and the Trustee. Within 60 days following the close of each calendar year and within 60 days after the removal or resignation of the Trustee, the Trustee shall deliver to the Administrator a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceeds of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be.

                SECTION 8.      RESPONSIBILITY OF THE TRUSTEES.

           (a)      The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability to any person for any action taken pursuant to a direction, request or approval given by the Administrator which is contemplated by, and in conformity with, the terms of the Plan or this Trust and is given in writing by the Administrator. In the event of a dispute between the Company and a party, the Trustee may apply to a court of competent jurisdiction to resolve the dispute.

           (b)      If the Trustee undertakes or defends any litigation arising in connection with this Trust, the Company agrees to indemnify the Trustee against the Trustee's costs, expenses and liabilities (including, without limitation, reasonable attorneys' fees and expenses) actually incurred by or on behalf of the Trustee in connection with this Trust (other than with respect to any litigation arising out of the Trustee's gross negligence or willful misconduct). If the Company does not pay such costs, expenses and liabilities in a reasonably timely manner, the Trustee may obtain payment from the Trust.

           (c)      The Trustee may hire agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder.

           (d)      The Trustee may consult with legal counsel (who may also be counsel for the Company generally) with respect to any of its duties or obligations hereunder. The Trustee shall not be liable for the negligence of any legal counsel with which it consults with respect to its duties or obligations hereunder.

           (e)      The Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, the Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy, and provided further, however, that the Trustee may loan to the Company the proceeds of any borrowing against an insurance policy held as an asset of the Trust.

           (f)      Notwithstanding any powers granted to the Trustee pursuant to this Trust Agreement or to applicable law, the Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of Section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Code.

                SECTION 9.      COMPENSATION AND EXPENSES OF THE TRUSTEE.

           The Company shall pay all administrative and Trustee’s fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.

                SECTION 10.      RESIGNATION AND REMOVAL OF THE TRUSTEE.

           (a)      The Trustee may resign at any time by written notice to the Administrator, which shall be effective thirty (30) days after receipt of such notice unless the Company and the Trustee agree otherwise.

           (b)      The Trustee may be removed by the Company on thirty (30) days written notice or upon shorter notice accepted by the Trustee.

           (c)      Upon resignation or removal of the Trustee and appointment of a successor Trustee, all assets shall subsequently be transferred to the successor Trustee. The transfer shall be completed within thirty (30) days after receipt of notice of resignation, removal or transfer, unless the Company extends the time limit.

           (d)      If the Trustee resigns or is removed, a successor shall be appointed, in accordance with Section 11 hereof, by the effective date of resignation or removal under paragraph(s) (a) or (b) of this Section 10. If no such appointment has been made, the Trustee may apply to a court of competent jurisdiction for appointment of a successor or for instructions. All expenses of the Trustee in connection with the proceeding shall be allowed as administrative expenses of the Trust.

                SECTION 11.      APPOINTMENT OF SUCCESSOR.

           (a)      If the Trustee resigns or is removed, in accordance with Section 10(a) or (b) hereof, the Company may appoint any third party, such as a bank trust department or other party that may be granted corporate trustee powers under state law, as a successor to replace the Trustee upon resignation or removal. The appointment shall be effective when accepted in writing by the new Trustee, who shall have all of the rights and powers of the former Trustee, including ownership rights in the Trust assets. The former Trustee shall execute any instrument necessary or reasonably requested by the Company or the successor Trustee to evidence the transfer.

           (b)      The successor Trustee need not examine the records and acts of any prior Trustee or of any continuing Trustee prior to the effective date of the successor Trustee's appointment and may retain or dispose of existing Trust assets, subject to Sections 7 and 8 hereof. The successor Trustee shall not be responsible for and the Company shall indemnify and defend the successor Trustee from any claim or liability resulting from any action or inaction of any prior Trustee or from any other past event, or any condition existing at the effective date of such successor Trustee's appointment.

                SECTION 12.      AMENDMENT OR TERMINATION.

           (a)      This Trust Agreement may be amended by a written instrument executed by the Trustee and the Company. Notwithstanding the foregoing, no such amendment shall conflict with the terms of the Plan or shall make the Trust revocable.

           (b)      The Company may terminate the Trust as of any date on which Plan Participants and their Beneficiaries are no longer entitled to benefits pursuant to the terms of the Plan. Upon termination of the Trust, any assets remaining in the Trust shall be returned to the Company.

           (c)      Upon written approval of all Participants or Beneficiaries entitled to payment of benefits pursuant to the terms of the Plan, the Company may terminate this Trust prior to the time all benefit payments under the Plan have been made. All assets in the Trust at termination shall be returned to the Company.

                SECTION 13.      MISCELLANEOUS.

           (a)      Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of any such prohibition, without invalidating the remaining provisions hereof.

           (b)      Benefits payable to Plan Participants and their Beneficiaries under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

           (c)      This Trust Agreement shall be governed by and construed in accordance with the laws of the State of New York.

           (d)      Wherever the Trust requires a Participant to make a written election or to submit a written form to the Company, the Participant may satisfy such requirement by making such election, or submitting such form, via a Plan-specific website approved in form and manner by the Administrator.

                SECTION 14.      EFFECTIVE DATE.

           The effective date of this Trust Agreement shall be the date first written above.

           IN WITNESS WHEREOF, the parties hereto have duly executed this Trust Agreement as of the date first written above.

CEDAR SHOPPING CENTERS, INC. By: [TRUSTEE] By:

EXHIBIT B

2005 CEDAR SHOPPING CENTERS, INC.
DEFERRED COMPENSATION PLAN

BENEFICIARY DESIGNATION FORM

TO: FROM: DATE:	[ ] [ ] [ , 200 ]

          With respect to the 2005 Cedar Shopping Centers, Inc. Deferred Compensation Plan (the “Plan”), I hereby make the following beneficiary designations:

I.      Primary Beneficiary

          I hereby appoint the following as my Primary Beneficiary(ies) to receive at my death the amounts held in my Accounts under the Plan. In the event I am survived by more than one Primary Beneficiary, such Primary Beneficiaries shall share equally in such amounts unless I indicate otherwise on an attachment to this form:

Name                                                           Relationship

Address

City                                State                                 Zip

II.     Secondary Beneficiary

           In the event I am not survived by any Primary Beneficiary, I hereby appoint the following as Secondary Beneficiary(ies) to receive death benefits under the Plan. In the event I am survived by more than one Secondary Beneficiary, such Secondary Beneficiaries shall share equally unless I indicate otherwise on an attachment to this form:

Name                                                           Relationship

Address

City                                State                                 Zip

           I understand that I may revoke or amend the above designations at any time. I further understand that if I am not survived by a Primary or Secondary Beneficiary, my Beneficiary shall be as set forth under the Plan. The above designations are intended to replace all prior designations made by me for such amounts. I reserve the right to change any Beneficiary named herein without the consent of such Beneficiary by properly completing and delivering to the Administrator a new Designation of Beneficiary. I will promptly notify the Administrator of any change in the name or address of a Beneficiary.

______________________________ [Participant] RECEIVED: CEDAR SHOPPING CENTERS, INC. By:___________________________ Date:_________________________